   As filed with the Securities and Exchange Commission on June 23, 1998
                                                 Registration No. 333- ______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          ___________________________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ___________________________

                            SS&C TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)
                          ___________________________

           DELAWARE                                        06-1169696
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)
                               80 LAMBERTON ROAD
                          WINDSOR, CONNECTICUT 06095
                                (860) 298-4500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ___________________________

                               WILLIAM C. STONE
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            SS&C TECHNOLOGIES, INC.
                               80 LAMBERTON ROAD
                          WINDSOR, CONNECTICUT 06095
                                (860) 298-4500
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:
                             JOHN A. BURGESS, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                           TELEPHONE: (617) 526-6000
                           TELECOPY: (617) 526-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ___________________________


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                   Proposed Maximum      Proposed Maximum
   Title of Shares to be        Amount to be     Offering Price  Per    Aggregate Offering         Amount of
        Registered               Registered           Share(1)               Price(1)           Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   480,000 shares         $18.6875              $8,970,000               $2,647
 per share
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sales prices per share of the Common Stock on the Nasdaq National Market on June 16, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
=======================================================================================================================

                  SUBJECT TO COMPLETION, DATED JUNE 23, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

PROSPECTUS
----------
                                480,000 Shares

                            SS&C TECHNOLOGIES, INC.

                                 Common Stock

                                _______________

     The 480,000 shares of common stock, $.01 par value per share (the "Common Stock"), of SS&C Technologies, Inc. (the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, by or on behalf of Robert C. Shepro, Linda A. Shepro, Richard J. Moore, Mark L. Seaman and Brian R. Shearer, stockholders of the Company (the "Selling Stockholders"). The shares of Common Stock covered by this Prospectus (the "Shares") were issued to the Selling Stockholders on December 31, 1997 in connection with the acquisition (the "Shepro Acquisition") by the Company of Shepro Braun Systems, Inc. ("Shepro Braun"). In connection with the Shepro Acquisition, the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause the Registration Statement of which this Prospectus constitutes a part to remain effective until the earlier of (i) the date six months after the effective date of the Registration Statement and (ii) such time as certain of the Shares have been sold by the Selling Stockholders. The Selling Stockholders have advised the Company that they propose to sell, from time to time, all or part of the Shares covered by this Prospectus on the Nasdaq National Market, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of Shares covered by this Prospectus. The Company will bear all expenses incurred by it in effecting the registration of such Shares, including all registration and filing fees, exchange listing fees, expenses for preparation of the Registration Statement, this Prospectus and any amendments and supplements thereto, printing and photocopy expenses, fees and expenses of counsel for the Company and fees and expenses of accountants for the Company, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Selling Stockholders in connection with sales under the Registration Statement and the fees and expenses of any counsel retained by the Selling Stockholders. The Company and the Selling Stockholders have agreed to certain indemnification arrangements with respect to the Shares offered hereby. See "Plan of Distribution."

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "SSNC." On June 22, 1998, the closing sale price of the Common Stock on the Nasdaq National Market was $23.375 per share.

                                _______________

           THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                _______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                _______________

          The date of this Prospectus is ______________________, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq National Market.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (ii) The Company's Proxy Statement dated April 7, 1998 for the Company's 1998 Annual Meeting of Stockholders;

          (iii)   The Company's Current Report on Form 8-K dated December 31,
                  1997;

          (iv) The Company's Amendment No. 1 to Current Report on Form 8-K/A dated November 14, 1997 filed with the Commission on January 28, 1998;

          (v)     The Company's Current Report on Form 8-K dated March 20, 1998;

          (vi)    The Company's Current Report on Form 8-K dated April 9, 1998;

          (vii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (viii) the Company's Amendment No. 1 to Current Report on Form 8-K/A dated March 20, 1998 filed with the Commission on June 3, 1998; and

          (ix) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 3, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be specifically incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to the Company's principal executive offices at 80 Lamberton Road, Windsor, Connecticut 06095, Attention:
Treasurer, telephone (860) 298-4500.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein and elsewhere in this Prospectus.

                                 RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus.

     Fluctuations in Quarterly Performance. The Company's revenues and operating results historically have varied substantially from quarter to quarter. The Company's quarterly operating results may continue to fluctuate due to a number of factors, including the timing, size and nature of the Company's individual license transactions; the timing of the introduction and the market acceptance of new products or product enhancements by the Company or its competitors; the relative proportions of revenues derived from license fees, maintenance, consulting and other recurring revenues and professional services; changes in the Company's operating expenses; personnel changes and fluctuations in economic and financial market conditions. The timing, size and nature of individual license transactions are important factors in the Company's quarterly operating results. Many such license transactions involve large dollar amounts, and the sales cycles for these transactions are often lengthy and unpredictable. There can be no assurance that the Company will be successful in closing large license transactions on a timely basis or at all.

     Dependence on Financial Services Industry. The Company's clients include a range of organizations in the financial services industry, and the success of such clients is intrinsically linked to the health of the financial markets. In addition, because of the capital expenditures required in connection with an investment in the Company's products, the Company believes that demand for its products could be disproportionately affected by fluctuations, disruptions, instability or downturns in the financial markets, which may cause clients and potential clients to exit the industry or delay, cancel or reduce any planned expenditures for investment management systems and software products. Any resulting decline in demand for the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations.

     Product Concentration. To date, substantially all of the Company's revenues have been attributable to the licensing of its CAMRA, PTS, FILMS and Total Return software and the provision of maintenance and consulting services in connection therewith. The Company currently expects that the licensing of CAMRA, PTS, Finesse, FILMS, MLMS and Total Return software, and the provision of related services, will account for a substantial portion of its revenues for the foreseeable future. As a result, factors adversely affecting the pricing of or demand for such products and services, such as competition or technological change, could have a material adverse effect on the Company's business, financial condition and results of operations.

     Management of Growth. The Company's business has grown significantly in size and complexity over the past several years. The growth in the size and complexity of the Company's business as well as its client base has placed and is expected to continue to place a significant strain on the Company's management and operations. The Company's ability to compete effectively and to manage future growth, if any, will depend on its ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage its work force. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's operations. If the Company's management is unable to manage growth effectively, the quality of the Company's products and its business, financial condition and results of operations could be materially adversely affected.

     Integration of Operations. The Company's success is dependent in part on its ability to complete its integration of the operations of its recent acquisitions, Mabel Systems B.V. ("Mabel"), Shepro Braun, Quantra Corporation ("Quantra") and Savid International Inc. and The Savid Group, Inc. (together, "Savid"), in an efficient and effective manner. See "Recent Events." The successful integration in a rapidly changing financial services industry may be more difficult to accomplish than in other industries. The combination of these companies and any future acquisitions will require, among other things, integration of the companies' respective product offerings and coordination of their sales and marketing and research and development efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined company. The inability of management to successfully integrate the operations of these companies could have a material adverse effect on the business, financial condition and results of operations of the Company.

     Competition. The market for financial services software is competitive, rapidly evolving and highly sensitive to new product introductions and marketing efforts by industry participants. Although the Company believes that none of its competitors currently competes against the Company in each of the industry segments served by the Company, there can be no assurance that such competitors will not compete against the Company in the future in additional industry segments. In addition, many of the Company's current and potential future competitors have significantly greater financial, technical and marketing resources, generate higher revenues and have greater name recognition than does the Company.

     Rapid Technological Change. The market for the Company's products and services is characterized by rapidly changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and services and to develop and introduce new products and services to meet changing client requirements. The process of developing software products such as those offered by the Company is extremely complex and is expected to become increasingly complex and expensive in the future with the introduction of new platforms and technologies. There can be no assurance that the Company will successfully complete the development of new products in a timely fashion or that the Company's current or future products will satisfy the needs of the financial markets.

     Dependence on Database Supplier. The relational database design in many of the Company's software products incorporates PFXplus, a "C"-based database management system licensed to the Company by POWERflex Corporation Proprietary Limited, an Australian vendor ("Powerflex"). If Powerflex were to increase its fees under the license agreement, the Company's results of operations could be materially adversely affected. Moreover, if Powerflex were to terminate the license agreement, the Company would have to seek an alternative relational database for its software products. While the Company believes that it could migrate its products to an alternative database, there can be no assurance that the Company would be able to license in a timely fashion a database with similar features and on terms acceptable to the Company.

     Dependence on Proprietary Technology. The Company's success and ability to compete is dependent in part upon its proprietary technology. The Company relies on a combination of trade secrets, copyright and trademark law, nondisclosure agreements and technical measures to protect its proprietary technology. There can be no assurance that the steps taken by the Company to limit access to its proprietary technology will be adequate to deter misappropriation or independent third-party development of such technology.

     Product Defects and Product Liability. The Company's software products are highly complex and sophisticated and could from time to time contain design defects or software errors that could be difficult to detect and correct. Errors, bugs or viruses may result in loss of or delay in market acceptance or loss of client data. Although the Company has not experienced material adverse effects resulting from any software defects or errors, there can be no assurance that, despite testing by the Company and its clients, errors will not be found in new products, which errors could result in a delay in or inability to achieve market acceptance and thus could have a material adverse impact upon the Company's business, financial condition and results of operations.

     Key Personnel. The Company's success is dependent in part upon its ability to attract, train and retain highly skilled technical, managerial and sales personnel. The loss of services of one or more of the Company's key employees could have a material adverse effect on the Company's business, financial condition and results of operations. The Company continues to hire a significant number of additional sales, service and technical personnel. Competition for the hiring of such personnel in the software industry is intense. Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be difficult. Although the Company expects to continue to attract and retain sufficient numbers of highly skilled employees for the foreseeable future, there can be no assurance that the Company will do so.

     Risks Associated with International Operations. The Company intends to continue to expand its international sales activity as part of its business strategy. To accomplish such continued expansion, the Company must establish additional foreign operations and hire additional personnel, requiring significant management attention and financial resources that could materially adversely affect the Company's business, financial condition or results of operations. An increase in the value of the U.S. dollar relative to foreign currencies could make the products more expensive and, therefore, potentially less competitive in those markets. An increasing portion of the Company's international sales are denominated in foreign currency. The Company hedges some of this risk; however, significant fluctuations in the value of foreign currencies could have an adverse effect on the earnings of the Company. In addition, the Company's international business may be subject to a variety of risks, including foreign and domestic economic conditions, difficulties in obtaining U.S. export licenses, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and higher duty rates, and difficulties in enforcement of contractual obligations and intellectual property rights. There can be no assurance that such factors will not have a material adverse effect on the Company's business, financial condition or results of operations.

     Possible Volatility of Share Price. The market price of the Company's Common Stock, which is traded on the Nasdaq National Market, may be subject to significant fluctuations in response to operating results, announcements of technological innovations or new products by the Company or its competitors, patent or proprietary rights developments and market conditions for computer software industry stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of the Common Stock. The trading prices of many high technology companies' stocks are at or near their historical highs and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of the Common Stock will remain at or near its current level.

     Dividends. No cash dividends have been paid on the Common Stock to date and the Company does not anticipate paying cash dividends in the foreseeable future.

     Antitakeover Provisions. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and requires advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or, if none, the President of the Company or by the Board of Directors. The Certificate of Incorporation provides for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Company entitled to vote. The Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock, $.01 par value per share, of the Company without any further vote or action by the Company's stockholders. These provisions, and other provisions of the Certificate of Incorporation, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

                                  THE COMPANY

     The Company is a leading provider of client/server-based financial software solutions, and related consulting services, designed to improve the efficiency and effectiveness of investment management, actuarial and analytical functions across a broad range of financial institutions. The Company has developed a family of software products that provides a full range of mission-critical information management and analysis, accounting, reporting and compliance tools to help high-level investment and actuarial professionals make informed, real-time decisions and automate many operational functions in today's increasingly complex and fast-moving financial markets. The Company provides products and services to asset managers, insurance companies, real estate investment managers, banks, corporate treasuries, hedge funds, family offices and government agencies worldwide.

     The Company offers a family of highly functional, mission-critical, client/server software applications that help automate and simplify information management and analysis, accounting, reporting and compliance for investment professionals in a broad range of financial service segments. The Company's products, which include CAMRA 2000, PTS 2000, Finesse 2000, Total Return, FILMS 2000 and MLMS, are designed to improve the effectiveness of decision making by executives, portfolio managers and other investment professionals by providing open, fully integrated access to the quantitative analysis of transactions-based data, allowing the management and analysis of large amounts of data both in the aggregate and in detail on a timely basis. The Company's products are complemented by a comprehensive service organization to facilitate successful product implementation and provide ongoing training and support.

     CAMRA 2000 is designed to account for all the activity of the investment operation and continually update through the processing of day-to-day securities transactions. PTS 2000 provides an economic model of insurance assets and liabilities, generating option-adjusted cash flows to reflect the complex sets of options and covenants frequently encountered in insurance contracts or comparable agreements. Finesse 2000 is designed to model operating results, gauge the effects of reinsurance and validate pricing, value business transactions such as mergers and acquisitions, measure the impact of new products, predict cash flows, analyze the impact of investment decisions and improve strategic planning. Total Return is designed to support investment firms which have sophisticated global investment, trading and management concerns and complex financial, tax and partnership allocation reporting requirements. FILMS 2000 and MLMS enable mortgage professionals to process, analyze and report on a comprehensive basis information regarding their mortgage loan portfolios.

  Each of the Company's software products features (i) intuitive user interfaces; (ii) a high degree of automation and integration with the Company's other systems, legacy systems, data services and third-party tools; and (iii) a highly scalable and flexible architecture. These features are intended to enable clients to decrease staff learning time, integrate systems more tightly, scale the technical environment to the appropriate size and tailor the product suite to their business requirements. The Company's products feature client/server architecture to support a distributed model of computing within a Windows or OS/2 environment consistent with the requirement of the Company's principal users. The high functionality, interoperability and ease-of-use of the Company's products are intended to assure the efficient analysis and management of information on a timely basis, increase productivity, reduce costs and enable users in a variety of financial service organizations to devote more time to critical business decisions rather than administrative, reporting and compliance matters.

     The Company is a Delaware corporation. The Company's principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095 and its telephone number is (860) 298-4500.

                                 RECENT EVENTS

     On November 14, 1997, the Company acquired the entire issued share capital of Mabel for an aggregate of 72,816 shares of Common Stock, together with a cash payment of $850,000 to be paid in four installments, plus certain costs of effecting the transaction. On December 31, 1997, a wholly owned subsidiary of the Company merged with and into Shepro Braun, whereupon Shepro Braun became a wholly owned subsidiary of the Company. The purchase price for Shepro Braun consisted of an aggregate of 1,000,000 shares of Common Stock. On March 20, 1998, the Company acquired substantially all of the assets of Quantra for an aggregate of 546,019 shares of Common Stock, $3,500,000 in cash and the assumption of certain liabilities of the business of Quantra, plus the costs of effecting the transaction. On April 9, 1998, the Company acquired all of the outstanding capital stock of Savid for a cash payment of $821,500 and a contingent cash payment of $750,000, plus the costs of effecting the transaction.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.


                           THE SELLING STOCKHOLDERS

     The Selling Stockholders acquired the Shares from the Company on December 31, 1997 in connection with the Shepro Acquisition.

     Robert C. Shepro served as President and was principal stockholder of Shepro Braun from its inception in November 1984 until its acquisition by the Company in December 1997. Since December 1997, Mr. Shepro has served as Senior Vice President of the Company.

     Linda A. Shepro served as Chief Financial Officer, Secretary and Treasurer of Shepro Braun from July 1990 until its acquisition by the Company in December 1997. Since December 1997, Ms. Shepro has served as General Business Unit Manager for the Shepro Business Unit of the Company. Linda A. Shepro is the spouse of Robert C. Shepro.

     Richard J. Moore served as a director-level employee and was a member of the Executive Committee of Shepro Braun until its acquisition by the Company in December 1997. Since December 1997, Mr. Moore has served as a management-level employee for the Shepro Business Unit of the Company.

     Mark L. Seaman served as a director-level employee of Shepro Braun until its acquisition by the Company in December 1997. Since December 1997, Mr. Seaman has served as a management-level employee for the Shepro Business Unit of the Company.

     Brian R. Shearer served as Director of Product Development of Shepro Braun until its acquisition by the Company in December 1997. Since December 1997, Mr. Shearer has served as a management-level employee for the Shepro Business Unit of the Company.

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Selling Stockholders.


                                                                            Shares of Common
                          Number of Shares of                           Stock Beneficially Owned
                              Common Stock      Number of Shares of       After the Offering(1)
        Name of            Beneficially Owned       Common Stock       ---------------------------
  Selling Stockholder      Prior to Offering       Being Offered       Number       Percentage(2)
------------------------  --------------------  --------------------   ------       -------------


Robert C. Shepro             701,920(3)               336,921          364,999(3)        2.5%

Linda A. Shepro              144,230(3)                69,230           75,000(3)         *

Richard J. Moore              96,150                   46,152           49,998            *

Mark L. Seaman                38,460                   18,461           19,999            *

Brian R. Shearer              19,240                    9,236           10,004            *

----------------
*    Less than 1%.

(1)  Assumes the sale of all of the shares offered hereby.

(2) Based on 14,447,763 shares of Common Stock issued and outstanding on May 31, 1998.

(3) Robert C. Shepro is the spouse of Linda A. Shepro. The number of shares of Common Stock beneficially owned by such Selling Stockholder excludes the shares beneficially owned by his or her spouse. Mr. Shepro disclaims beneficial ownership of the shares of Common Stock held by Ms. Shepro, and Ms. Shepro disclaims beneficial ownership of the shares of Common Stock held by Mr. Shepro.


                             PLAN OF DISTRIBUTION

     The Selling Stockholders have advised the Company that the Shares covered hereby may be offered and sold by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, in private or public transactions, in transactions involving principals, in transactions involving brokers, or by any other lawful methods. Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. Sales of Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably. The Selling Stockholders may also offer to sell and sell the Shares in options transactions. Each of the Selling Stockholders has advised the Company that he or she does not anticipate paying any consideration other than usual and customary broker's commissions in connection with sales of the Shares. Each of the Selling Stockholders is acting independently of the Company in making decisions with respect to the timing, manner and size of each sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     In offering the Shares covered by this Prospectus, each of the Selling Stockholders and any broker-dealers who execute sales for such Selling Stockholder may be considered to be "underwriters" within the meaning of the Securities Act, and any profits realized by such Selling Stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

     The Company has agreed to indemnify in certain circumstances certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. Each of the Selling Stockholders has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

     The Company has agreed with each of the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) the date six months after the effective date of the Registration Statement and (ii) such time as certain of the Shares have been sold by the Selling Stockholders. The Company intends to deregister any of the Shares not sold by the Selling Stockholders at the end of such period.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.


                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 incorporated in this Prospectus by reference have been audited by Coopers & Lybrand L.L.P., independent public accountants, as stated in their report incorporated in this Prospectus by reference, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of Mabel as of December 31, 1996 and for the year then ended incorporated in this Prospectus by reference have been audited by Coopers & Lybrand N.V., independent public accountants, as stated in their report incorporated in this Prospectus by reference, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Quantra as of December 31, 1996 and for the year then ended incorporated in this Prospectus by reference have been audited by Ernst & Young LLP, independent public accountants, as stated in their report incorporated in this Prospectus by reference, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Quantra as of December 31, 1997 and for the year then ended incorporated in this Prospectus by reference have been audited by Coopers & Lybrand L.L.P., independent public accountants, as stated in their report incorporated in this Prospectus by reference, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

=============================================================
     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN
   AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
   ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED
   IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
   INFORMATION OR REPRESENTATIONS MUST NOT BE
   RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
   COMPANY OR THE SELLING STOCKHOLDERS.  THIS
   PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
   SELL OR A SOLICITATION OF AN OFFER TO BUY TO
   ANY PERSON IN ANY JURISDICTION IN WHICH SUCH
   OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO
   ANY PERSON TO WHOM IT IS UNLAWFUL.  NEITHER
   THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER
   OR SALE MADE HEREUNDER SHALL, UNDER ANY
   CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
   THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
   COMPANY OR THAT THE INFORMATION CONTAINED
   HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
   THE DATE HEREOF.


             ____________________






   TABLE OF CONTENTS

                                                        PAGE
                                                        ----
Available Information..................................  2
Incorporation of Certain Documents
 By Reference..........................................  2
Special Note Regarding Forward-Looking
 Information...........................................  3
Risk Factors...........................................  4
The Company............................................  8
Recent Events..........................................  9
Use of Proceeds........................................  9
The Selling Stockholders...............................  9
Plan of Distribution..................................  10
Legal Matters.........................................  11
Experts...............................................  11






=============================================================


  =================================================================







                           480,000 Shares







                      SS&C TECHNOLOGIES, INC.





                           Common Stock





                       ___________________

                           PROSPECTUS
                       ___________________

















                                   , 1998


  =================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

     SEC Registration Fee                                   $   2,647
     Accounting Fees and Expenses                              20,000
     Legal Fees and Expenses                                   10,000
     Miscellaneous                                              2,353
                                                              ___________

       Total                                                $  35,000
                                                              ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination of liability of directors for breaches of fiduciary duty.

    Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met and must be made if the director or officer was successful, on the merits or otherwise, in defense of the matter. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought, and the Registrant has the right to participate in such action or assume the defense thereof.

    Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

    Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 16.  EXHIBITS

EXHIBIT
  NO.                                       DESCRIPTION
-------    ------------------------------------------------------------------------------------------
 4         Specimen Certificate for shares of Common Stock, $.01 par value, of the Registrant is incorporated herein by reference to the Registrant's Registration Statement on Form S-1
           (File No. 333-3094).

 5         Opinion of Hale and Dorr LLP with respect to the validity of the securities being offered.

23.1       Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2       Consent of Coopers & Lybrand L.L.P.

23.3       Consent of Coopers & Lybrand N.V.

23.4       Consent of Coopers & Lybrand L.L.P.

23.5       Consent of Ernst & Young LLP

24         Powers of Attorney (included on page II-5 of this Registration Statement).

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on this 23rd day of June, 1998.



                                  SS&C TECHNOLOGIES, INC.



                                  By:  /s/ William C. Stone
                                      ----------------------------------------
                                      William C. Stone
                                      Chairman of the Board
                                      and Chief Executive Officer



                       POWER OF ATTORNEY AND SIGNATURES

    We, the undersigned officers and directors of SS&C Technologies, Inc., hereby severally constitute and appoint William C. Stone, John S. Wieczorek and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SS&C Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             SIGNATURE                             Title                                    Date
             ---------                             -----                                    ----

/s/ William C. Stone                     Chairman of the Board of Directors             June 23, 1998
-----------------------------------      and Chief Executive Officer
 William C. Stone                        (Principal Executive Officer)


/s/ John S. Wieczorek                    Vice President, Chief Financial                June 23, 1998
-----------------------------------      Officer and Treasurer (Principal
John S. Wieczorek                        Financial and Accounting Officer)

/s/ David L. Blankenship                          Director                              June 23, 1998
-----------------------------------
David L. Blankenship

                                                  Director
-----------------------------------
David W. Clark, Jr.


/s/ Joseph H. Fisher                              Director                              June 23, 1998
-----------------------------------
Joseph H. Fisher

                                                  Director                              June 23, 1998
/s/ Stephen P. Reynolds
-----------------------------------
Stephen P. Reynolds

                                                  Director                              June 23, 1998
/s/ Jonathan M. Schofield
-----------------------------------
Jonathan M. Schofield


/s/ David M. Stoner                               Director                              June 23, 1998
-----------------------------------
David M. Stoner

                                                  Director                              June 23, 1998
/s/ William W. Wyman
-----------------------------------
William W. Wyman